UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 17, 2010
Life Technologies Corporation
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25317 (Commission File Number)	33-0373077 (I.R.S. Employer Identification Number)
5791 Van Allen Way
Carlsbad, CA 92008
(Address of principal executive offices) (Zip Code)
(760) 603-7200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last
report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
     Item 8.01 — Other Events
     On August 17, 2010, Life Technologies Corporation, a Delaware corporation (the “Company”) issued a press release with respect to the execution of a definitive agreement to acquire Ion Torrent Systems Incorporated, a Delaware corporation (“Ion”) for $375 million in cash and stock. In addition, the sellers of Ion are entitled to additional consideration of up to $350 million in cash and stock upon the achievement of certain time-based and technical milestones through 2012. A copy of the press release announcing the execution of the definitive agreement is attached hereto as Exhibit 99.1 and is also available on the Investor Relations section of the Company’s website.
Section 9 — Financial Statements and Exhibits
     Item 9.01 — Exhibits
(d) Exhibits
Exhibit 99.1 — Press release, dated August 17, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE TECHNOLOGIES CORPORATION (Registrant)
Date: August 17, 2010	By:	/s/ John A. Cottingham
John A. Cottingham
Chief Legal Officer